UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2020

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230, Santa Monica, CA 90404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

On July 29, 2020, the independent members of the Board of Directors of Ontrak, Inc, a Delaware corporation (the “Company”) approved an amendment to a warrant held by Crede CG III, Ltd. (“Crede”), a company affiliated with Acuitas Group Holdings, LLC the Company’s controlling stockholder (“Acuitas”) to purchase an aggregate of 187,002 shares of the Company’s common stock, par value $0.0001 per share (after giving effect to stock splits effected prior to the date hereof). The amendment removed certain limitations on exercise, extended the expiration date to August 30, 2021 and effected the transfer of such amended warrant to Acuitas. In consideration of entering into the amendment, the Company received $900, which was determined by a third party valuation to represent the fair market value of such amendment and extension.

The Warrant Amendment is included as Exhibit 4.1 and the foregoing summary is qualified in all respects by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.  Description
4.1  Second Amendment to Warrant to Purchase Common Stock dated as of July 29, 2020.
104  Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: July 31, 2020	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer